EXHIBIT 3.1


                    ARTICLES OF ORGANIZATION, AS AMENDED
                      THE COMMONWEALTH OF MASSACHUSETTS
                          ARTICLES OF ORGANIZATION
                     (Under General Laws, Chapter 156B)


      1.   The name by which the corporation shall be known is:

      DATAMARINE INTERNATIONAL INC.

      2. The purposes for which the corporation is formed are as follows:

      To develop, manufacture, assemble, fabricate, import, lease, purchase or otherwise acquire, invest in, hold, use license the use of, install, handle, maintain, service or repair, sell, pledge, mortgage, exchange, export, distribute, lease, assign, and otherwise dispose of, and generally to trade and deal in and with, as principal or agent, at wholesale, retail, on commission, or otherwise, electronic systems, equipment and components, and electrical, mechanical, and electro-mechanical apparatus and equipment of every kind and description, electronic, telecommunication, communication, transmitting, receiving, recording, reproducing, and similar equipment of every description, microwave devices and equipment, radio, sonar, radar, television, and related devices and equipment, and similar goods, wares, merchandise, commodities, articles of commerce, and property of every kind and description, and any and all products, machinery, equipment, and supplies used or useful in connection therewith.

      To acquire by purchase, exchange, or otherwise, all or any part of, or any interest in, the properties, assets, business, and goodwill of any one or more persons, firms, associations or corporations heretofore or hereafter engaged in any business which a corporation may now or hereafter be organized under the laws of this State; to pay for the same in cash, property, or in its own or other securities; to hold, operate, reorganize, liquidate, sell, or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations, or contracts of such persons, firms, associations or corporations, and to conduct the whole or any part of any business thus acquired.

      3. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized is as follows:

                     NO PAR VALUE     PAR VALUE
    KIND OF STOCK    NO. OF SHARES    NO. OF SHARES    PAR VALUE
------------------------------------------------------------------

    COMMON           NONE             3,000,000          $  .01
    PREFERRED        NONE             1,000,000          $ 1.00

      4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

Preferred Stock

      The Preferred Stock, par value $1.00 per share, may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors. Each of said series shall be distinctly designated. All shares of any one series of Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights or privileges of each series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and, there is hereby expressly vested in the Board of Directors of the Corporation the authority to issue one or more series of Preferred Stock and to fix in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors of the Corporation the voting powers, if any, and the designations, preferences and relative, participation, optional or other special rights or privileges, and the qualifications, limitations or restrictions of such series, including, but not without limiting the generality of the foregoing, the following:

      1. The distinctive designation of, and the number of shares of Preferred Stock which shall constitute such series. The designation of a series of preferred stock need not include the words "preferred" or "preference" and may be designated "special" or other distinctive term. Unless otherwise provided in he resolution issuing such series, the number of shares of any series of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the Board of Directors in the manner prescribed by law.

      2. The rate and times at which, and the terms and conditions upon which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes, or series of the same or other classes of stock and whether such dividends shall be cumulative or noncumulative and, if cumulative, the date from which such dividends shall be cumulative.

      3. Whether the series shall be convertible into, or exchangeable for, at the option of the holders of Preferred Stock of such series of the Corporation or upon the happening of a specified event, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, and the terms and conditions of such conversion or exchange, including provisions for the adjustment of any such conversion rate in such events as the Board of Directors shall determine.

      4. Whether or not Preferred Stock of such series shall be subject to redemption at the option of the Corporation or the holders of such series or upon the happening of a specified event, and the redemption price or prices and the time or times at which, and the terms and conditions upon which, Preferred Stock at such series may be redeemed.

      5. The rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the Corporation.

      6. The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series.

      7. Whether such series of Preferred Stock shall have full, limited or no voting powers including, without limiting the generality of the foregoing, whether such series shall have the right, voting as a series by itself or together with other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation if there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine.

      The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted hereunder. The consent, by class or series vote or otherwise, of the holders of such of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions as to any series of Preferred Stock adopted pursuant hereto, the conditions, if any, under which the consent of the holders of a majority (or such greater proportion as shall be fixed therein) of the outstanding shares of such series shall be required for the issuances of any or all other series of Preferred Stock. Shares of any series of Preferred Stock designated herein may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

Series of Preferred Stock


                    TERMS FOR CONVERTIBLE PREFERRED STOCK
                       AND REDEEMABLE PREFERRED STOCK


      A. Convertible Preferred Stock. This series of preferred stock par value $1.00 per share ("Preferred Stock") of Datamarine International, Inc. (the "Corporation") shall be comprised of 2,000 shares designated as "Redeemable Convertible Participating Preferred Stock" (hereinafter referred to as "Convertible Preferred Stock"). The relative rights, preferences, restrictions and other matters relating to the Convertible Preferred Stock are as follows:

      1. Dividends. The holders of the Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at the same rate as dividends are paid with respect to this Corporation's common stock, par value $.01 per share (the "Common Stock") (treating each share of Convertible Preferred Stock as being equal to the number of shares of Common Stock into which each such share of Convertible Preferred Stock could be converted pursuant to the provisions of Section
A.5 hereof with such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend).

      2. Preference on Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Convertible Preferred Stock shall be entitled to share in any distribution of any of the assets, capital, surplus or earnings of the Corporation ratably with the holders of the Common Stock of the Corporation (after the payment in full of the liquidation preference on the Redeemable Preferred Stock), based upon the amount which such Convertible Preferred Stock would have been entitled to receive in connection with such liquidation, dissolution or winding up if such share had been converted into Common Stock at the Conversion Price (as defined in Section A.5 below) in effect on such date, together with an amount equal to all declared but unpaid dividends on the Convertible Preferred Stock as provided in Section A.1 above, if any.

      3.   Redemption.

      (a) At the election of the Corporation, subject to the holders' of Convertible Preferred Stock rights of conversion pursuant to the terms of
Section 5 hereof, the Corporation may redeem all, but not less than all, of the shares of Convertible Preferred Stock then outstanding on or after December 31, 2000, so long as the Redeemable Preferred Stock shall have been redeemed in full on or prior to such date. If the Corporation elects to redeem the Convertible Preferred Stock, it shall give written notice of such election at least 60 days prior to the date of redemption, together with the date of redemption, and, if the Corporation's Common Stock is not then publicly held, the Corporation's estimate of the Fair Market Value of the Convertible Preferred Stock, to the holders of the Convertible Preferred Stock and all shares of Convertible Preferred Stock will be redeemed on the date specified for redemption in the Company's notice (the "Redemption Date") for a per share cash purchase price equal to the Fair Market Value (as determined in Section A.3(d) below) of the Convertible Preferred Stock plus any accumulated and unpaid dividends (the "Redemption Price"). On or after the Redemption Date, each holder of shares of Convertible Preferred Stock called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price.

      (b) Rights. From and after the Redemption Date, unless there shall have been a default in payment or tender by the Corporation of the Redemption Price, all rights of the holders with respect to such redeemed shares of Convertible Preferred Stock (except the right to receive the Redemption Price in accordance with the terms hereof upon surrender of their certificate) shall cease and such shares shall not thereafter be transferred on the books of this Corporation or be deemed to be outstanding for any purpose whatsoever.

      (c) Insufficient Funds. If the funds of the Corporation legally available for redemption of shares of Convertible Preferred Stock on the Redemption Date are insufficient to redeem the total number of shares of Convertible Preferred Stock, the Corporation shall use those funds which are legally available to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Convertible Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on the Redemption Date but which it has not redeemed at the Redemption Price together with any accrued interest thereon as provided below. If any shares of Convertible Preferred Stock are not redeemed because the Corporation failed to pay or tender to pay the aggregate Redemption Price on all outstanding shares of Convertible Preferred Stock, all shares which have not been redeemed shall remain outstanding and entitled to all the rights and preferences provided herein, and the Corporation shall pay interest on the unpaid portion of the Redemption Price for the unredeemed portion at a per annum rate equal to twenty percent (20%) or the maximum rate of interest permitted under applicable law, whichever is less.

      (d) Fair Market Value Determination. If the Corporation's Common Stock is publicly traded at the Redemption Date, the Fair Market Value of each share of Convertible Preferred Stock shall equal the product of the number of shares of Common Stock into which each share of the Convertible Preferred Stock may then be converted multiplied by the average closing price for the Corporation's Common Stock for the thirty (30) trading days immediately preceding the Redemption Date. If the Corporation's Common Stock is not publicly traded on the Redemption Date, the Fair Market Value shall be determined in accordance with the following provisions. If the holders of a majority in interest of the Convertible Preferred Stock do not object in writing to the Corporation's estimate of the Fair Market Value of the Convertible Preferred Stock within fifteen (15) days after receipt of the Corporation's written notice of redemption, such estimate shall be the Fair Market Value for purposes of determining the Redemption Price of the Convertible Preferred Stock. If the holders of a majority in interest of the Convertible Preferred Stock do timely object to the Corporation's estimate of Fair Market Value, the Corporation and such holders shall seek for a ten (10) day period thereafter to negotiate the Fair Market Value in good faith. If the Corporation and the holders of a majority in interest of the Convertible Preferred Stock are unable to agree upon such Fair Market Value by the end of such period, each of the Corporation and the holders (acting by a majority in interest) shall, within ten (10) days thereafter, select an unaffiliated investment banking firm of nationally recognized standing in the telecommunications equipment industry to appraise the Fair Market Value of the Convertible Preferred Stock. Each such firm will deliver its appraisal of the Fair Market Value within fifteen (15) days thereafter, and if the lower appraisal is at least 90% of the higher appraisal, the arithmetic mean of the two shall be the Fair Market Value. If the two appraisals vary by more than 10%, the two firms shall promptly select a third investment banking firm of nationally recognized standing in the telecommunications equipment industry. Such third firm shall, within ten (10) days thereafter, deliver its appraisal of the Fair Market Value of the Convertible Preferred Stock, the two appraisals which are closest together in value shall be averaged and such amount shall be the Fair Market Value for purposes of determining the Redemption Price. The Fair Market Value of the Convertible Preferred Stock shall be determined: (i) without regard to the illiquid nature of such stock or for any discount attributable to the minority interest represented by such stock; (ii) with the Corporation valued as a going concern (including all net working capital); and (iii) on the basis of what a willing buyer would pay to a seller under no compunction to sell. All costs of the appraisals hereunder shall be borne by the Corporation.

      4. Voting. Except as otherwise provided herein or as required by law, the shares of the Convertible Preferred Stock shall be voted together with the Corporation's Common Stock as a single voting group at any annual or special meeting of the stockholders of the Corporation, or may act by written consent as a single voting group with the Corporation's Common Stock, and shall otherwise have the same voting rights of the Common Stock. Each share of Convertible Preferred Stock shall entitle the holder thereof to such number of votes per share as shall equal the number of shares of Common Stock into which such share of Convertible Preferred Stock is then convertible.

      5. Conversion Rights. The holders of Convertible Preferred Stock shall have conversion rights as follows:

      (a) Conversion at Holder's Election. Each share of Convertible Preferred Stock shall be converted promptly upon the written election to so convert by holders of a majority in interest of the Convertible Preferred Stock into shares of Common Stock, initially at a conversion price equal to $9.00 per share of Common Stock, which price shall be adjusted as hereinafter provided (and, as so adjusted, is hereinafter sometimes referred to as the "Conversion Price"), with each share of Convertible Preferred Stock being valued for such purpose at $737.85.

      (b) Conversion at the Company's Election. At any time on or after December 19, 2000, the Company may, in its sole discretion, elect to convert each share of Convertible Preferred Stock into shares of Common Stock, at the Conversion Price, with each share of Convertible Preferred Stock being valued for such purpose at $737.85, by providing written notice of the Company's election to each holder of Convertible Preferred Stock specifying a date not earlier than sixty (60) days from the mailing date of such notice as the date for surrender of certificates of Convertible Preferred Stock in connection with such conversion (the "Initial Surrender Date") and provided that the Company shall redeem all outstanding shares of Redeemable Preferred Stock (defined below) at or prior to the Initial Surrender Date.

      (c) Dividends. If Convertible Preferred Stock is converted pursuant to Section A.5(a) or Section A.5(b) and at such time there are declared and unpaid dividends or other amounts due on such shares, such dividends shall be paid in full by the Corporation in connection with such conversion.

      (d) Conversion Procedures. Any holder of Convertible Preferred Stock whose shares are converted into shares of Common Stock shall promptly, in the case of conversion pursuant to Section A.5(a), or at or within five (5) days after the Initial Surrender Date, in the case of conversion pursuant to Section A.5(b), surrender the certificate or certificates representing the Convertible Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Convertible Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Convertible Preferred Stock by the Corporation, accompanied, in the case of a voluntary conversion pursuant to Section A.5(a), by written notice of conversion. Such notice of conversion shall specify (i) the number of shares of Convertible Preferred Stock to be converted, (ii) the name or names in which such holder wishes the certificate or certificates for Common Stock to be issued, and (iii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion. Upon surrender of a certificate representing Convertible Preferred Stock for conversion, the Corporation shall issue and send by hand delivery, by courier or by overnight courier to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion.

      (e) Effective Date of Conversion. The issuance by the Corporation of shares of Common Stock upon a conversion of Convertible Preferred Stock into shares of Common Stock pursuant to Section A.5(a) or Section A.5(b) hereof shall be effective as of the date of the surrender of the certificate or certificates for the Convertible Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto); provided, however, that in the event of conversion pursuant to Section A.5(b), any shares of Convertible Preferred Stock in respect of which certificates have not been surrendered in accordance with Section A.5(d) by the Corporation's close of business on the fifth day after the Initial Surrender Date (such day, the "Final Surrender Date") shall be automatically converted into shares of Common Stock in accordance with Section A.5(b), without any further action on the part of the holder of such shares, effective as of the Final Surrender Date. On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock.

      (f) Fractional Shares. The Corporation shall not be obligated to deliver to holders of Convertible Preferred Stock any fractional share of Common Stock issuable upon any conversion of such Convertible Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

      (g) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of Convertible Preferred Stock as herein provided, free from any preemptive rights or other obligations, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the Convertible Preferred Stock then outstanding. The Corporation shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, excluding permits or authorizations relating to registration under Federal or state securities laws, in order to enable the Corporation lawfully to issue and deliver to each holder of record of Convertible Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all Convertible Preferred Stock then outstanding and convertible into shares of Common Stock.

      (h) Adjustments to Conversion Price. The Conversion Price in effect from time to time shall be subject to adjustment from and after December 19, 1995 and through the effective date of the conversion of all of the then outstanding Convertible Preferred Stock and regardless of whether any shares of Convertible Preferred Stock are then issued and outstanding as follows:

            (I) Stock Dividends, Subdivisions and Combinations. Upon the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, the subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or the combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Price shall, simultaneously with the happening of such dividend, subdivision or split be adjusted by multiplying the then effective Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this Section A.5(g)(I) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of stockholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

            (II) Sale of Common Stock. In the event the Corporation shall at any time, or from time to time, issue, sell or exchange any shares of Common Stock (including shares held in the Corporation's treasury but excluding any shares of Common Stock issued (i) to employees or officers of the Corporation under the Corporation's Datamarine Employee Investment Plan (401(k) Plan) and/or the 1980 Employee Stock Purchase Plan, each as in effect as of November 1, 1995 or (ii) to officers, directors, employees, consultants, advisors or agents of the Corporation upon the exercise of Excluded Options (as defined in Section 5(g)(III) below)), for a consideration per share less than the Conversion Price in effect immediately prior to the issuance, sale or exchange of such shares, then, and thereafter successively upon each such issuance, sale or exchange, the Conversion Price in effect immediately prior to the issuance, sale or exchange of such shares shall forthwith be reduced to an amount determined by multiplying such Conversion Price by a fraction:

                  (A) the numerator of which shall be (i) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such additional shares of Common Stock (excluding treasury shares but including all shares of Common Stock issuable upon conversion, exercise or exchange of any outstanding Preferred Stock, options, warrants, rights or convertible or exchangeable securities (including the convertible debentures due December 19, 2000 issued by this Corporation (the "Convertible Debentures") pursuant to that certain Debenture Purchase Agreement dated as of December 19, 1995 among the Company and the parties named on the signature pages and Exhibit A thereto (the "Debenture Purchase Agreement.)), plus (ii) the number of shares of Common Stock which the net aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Conversion Price (prior to adjustment), and

                  (B) the denominator of which shall be (i) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such additional shares of Common Stock (excluding treasury shares but including all shares of Common Stock issuable upon conversion, exercise or exchange of any outstanding Preferred Stock, options, warrants, rights or convertible or exchangeable securities (including the Convertible Debentures)), plus (ii) the number of such additional shares of Common Stock so issued.

            (III) Sale of Options, Rights or Convertible Securities. In the event the Corporation shall at any time or from time to time, issue options, warrants or rights to subscribe for shares of Common Stock (other than any options or warrants for shares of Common Stock granted to officers, directors, employees, consultants, advisors or agents of the Corporation pursuant to either (a) the Corporation's 1991 Stock Option Plan at an exercise price equal to at least 80% of the then current fair market value of the Common Stock, or (b) the Corporation's 1992 Stock Option Plan for Non-Employee Directors at exercise prices equal to the then current fair market value of the Common Stock (the "Excluded Options")), or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share (determined by dividing the Net Aggregate Consideration (as determined below) by the aggregate number of shares of Common Stock that would be issued if all such options, warrants, rights or convertible or exchangeable securities were exercised, converted or exchanged to the fullest extent permitted by their terms) less than the Conversion Price in effect immediately prior to the issuance of such options, warrants, rights or convertible or exchangeable securities, the Conversion Price in effect immediately prior to the issuance of such options, warrants, rights or convertible or exchangeable securities shall forthwith be reduced to an amount determined by multiplying such Conversion Price by a fraction:

                  (A) the numerator of which shall be (i) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such options, rights or convertible or exchangeable securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion, exercise or exchange of any outstanding Preferred Stock, options, warrants, rights or convertible securities (including the Convertible Debentures)), plus (ii) the number of shares of Common Stock which the total amount of consideration received by the Corporation for the issuance of such options, warrants, rights or convertible or exchangeable securities plus the minimum amount set forth in the terms of such security as payable to the Corporation upon the exercise, conversion or exchange thereof (the "Net Aggregate Consideration") would purchase at the Conversion Price prior to adjustment, and

                  (B) the denominator of which shall be (i) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such options, warrants, rights or convertible or exchangeable securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion, exercise or exchange of any outstanding Preferred Stock, options, warrants, rights or convertible or exchangeable securities (including the Convertible Debentures)), plus
(ii) the aggregate number of shares of Common Stock that would be issued if all such options, warrants, rights or convertible or exchangeable securities were exercised, converted or exchanged.

            (IV) Expiration or Change in Price. If the consideration per share provided for in any options, warrants or rights to subscribe for shares of Common Stock or any securities exchangeable for or convertible into shares of Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such options, warrants rights or convertible or exchangeable securities provided for such changed consideration per share (determined as provided in Section A.5(g)(III) hereof), at the time initially granted, issued or sold; provided, that such adjustment of the Conversion Price will be made only as and to the extent that the Conversion Price effective upon such adjustment remains less than or equal to the Conversion Price that would be in effect if such options, warrants, rights or convertible or exchangeable securities had not been issued. No adjustment of the Conversion Price shall be made under this Section A.5 upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any options, warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible or exchangeable securities if an adjustment shall previously have been made upon the issuance of such options, warrants, rights or convertible or exchangeable securities. Any adjustment of the Conversion Price shall be disregarded if, as, and when the rights to acquire shares of Common Stock upon exercise or conversion of the options, warrants, rights or convertible or exchangeable securities which gave rise to such adjustment expire or are canceled without having been exercised, so that the Conversion Price effective immediately upon such cancellation or expiration shall be equal to the Conversion Price in effect at the time of the issuance of the expired or canceled warrants, options, rights or convertible securities, with such additional adjustments as would have been made to that Conversion Price had the expired or canceled warrants, options, rights or convertible securities not been issued.

      (i) Other Adjustments. In the event the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a non-cash dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event lawful and adequate provision shall be made so that the holders of Convertible Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities of the Corporation which they would have received had their Convertible Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date (as that term is hereafter defined), retained such securities receivable by them as aforesaid during such period.

      If the Common Stock issuable upon the conversion of the Convertible Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section A.5), then and in each such event the holder of each share of Convertible Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Convertible Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

      (j) Mergers and Other Reorganizations. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section A.5) or a merger or consolidation of the Corporation with or into another corporation or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of and as a condition to the effectiveness of such reorganization, merger, consolidation or sale, lawful and adequate provision shall be made so that the holders of the Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Convertible Preferred Stock the number of shares of stock or other securities or property of the Corporation or of the successor corporation resulting from such merger or consolidation or sale, to which such holders would have been entitled upon such capital reorganization, merger, consolidation or sale had such holders converted their shares of Convertible Preferred Stock into Common Stock immediately prior to such capital reorganization, merger, consolidation, or sale. In any such case, appropriate provisions shall be made with respect to the rights of the holders of the Convertible Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section A.5 (including without limitation provisions for adjustment of the Conversion Price and the number of shares purchasable upon conversion of the Convertible Preferred Stock) shall thereafter be applicable, as nearly as may be, with respect to any shares of stock, securities or assets to be deliverable thereafter upon the conversion of the Convertible Preferred Stock.

      (k) Notices. In each case of an adjustment or readjustment of the Conversion Price, the Corporation will furnish each holder of Convertible Preferred Stock or any Convertible Debentures with a certificate, prepared by the chief financial officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based; provided, however, that the Corporation shall be entitled to deliver any such notices to the representative of the holders as set forth in Section 12.6 of the Debenture Purchase Agreement.

      6. Restrictions and Limitations. So long as the Convertible Preferred Stock remains outstanding, the Corporation shall not without the affirmative vote or written consent of the holders of a majority in interest of the then outstanding shares of the Convertible Preferred Stock (adjusted appropriately for stock splits, stock dividends and the like):


            (i) Redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), any share or shares of stock other than redemption of the Redeemable Preferred Stock in accordance with the terms thereof or pursuant to Section A.2 or Section
A.3 hereof; provided, however, that this restriction shall not apply to the repurchase or redemption of shares of Common Stock issued pursuant to stock repurchase or similar agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events, including the termination of employment and involuntary transfers by operation of law, provided that (unless the purchase is approved by unanimous vote of the Board of Directors of the Corporation) the repurchase price paid by the Corporation does not exceed the purchase price paid to the Corporation for such shares;

            (ii) Authorize or issue, or obligate itself to issue, any other equity security senior to the Convertible Preferred Stock as to liquidation preferences, redemptions, or dividend rights or with any special voting rights (other than the Redeemable Preferred Stock);

            (iii) Increase or decrease (other than by conversion as permitted hereby) the total number of authorized shares of Convertible Preferred Stock or Redeemable Preferred Stock;

            (iv) Pay any dividends on any of its capital stock or otherwise make any payments to any holders of its Common Stock, except as otherwise expressly permitted in the Debenture Purchase Agreement;

            (v) Authorize any merger or consolidation of the Corporation or SEA, Inc. with or into any other corporation, partnership or entity (other than a wholly-owned subsidiary of the Corporation or in connection with an acquisition which is permitted under the terms of a certain Debenture Purchase Agreement dated December 19, 1995 by and among the holders of the Corporation's Convertible Debentures issued thereunder and the Corporation (the "Debenture Purchase Agreement"), authorize or permit the liquidation, dissolution or winding up of the Corporation, SEA, Inc. of Delaware or Narrowband Network Systems, Inc. or authorize or permit the sale of all or any substantial portion of the capital stock or assets of the Corporation, SEA, Inc. of Delaware or Narrowband Network Systems, Inc. (except as permitted pursuant to Sections 5.11 and 5.12 of the Debenture Purchase Agreement); or

            (vi)   Amend the Amended and Restated Articles of
Incorporation or By-Laws of the Corporation in a manner which, or take any other action or enter into any other agreements which, could prohibit or conflict with the Corporation's obligations hereunder with respect to the holders of the Convertible Preferred Stock.

      7. No Reissuance of Convertible Preferred Stock. No share or shares of the Convertible Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired, and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Convertible Preferred Stock accordingly.

      8. Notices of Record Date. In the event (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution, or (ii) there occurs any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, and any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to the representative of the holders of Convertible Preferred Stock as set forth in Section 12.6 of the Debenture Purchase Agreement at least twenty (20) days prior to the record date specified therein, a notice specifying (a) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution, (b) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (c) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

      B. Redeemable Preferred Stock. This series of Preferred Stock of the Corporation shall be comprised of 2,000 shares designated as "Redeemable Preferred Stock" (hereinafter referred to as "Redeemable Preferred Stock"). The relative rights, preferences, restrictions and other matters relating to the Redeemable Preferred Stock are as follows:

      1. Dividends. The holders of the Redeemable Preferred Stock shall be entitled to receive, and the Corporation shall be bound to pay on the earlier of the RPF Redemption Date or the Optional Redemption Date (unless sooner paid at the election of the Company), cumulative dividends in an amount per share determined by (i) accruing dividends for each calendar year or portion thereof that any shares of the Redeemable Preferred Stock are outstanding (A) through December 31, 1996 at the per annum rate of $100.00, (B) during calendar year 1997 at the per annum rate of $110.00,
(C) during calendar year 1998 at the per annum rate of $120.000, (D) during calendar year 1999 at the per annum rate of $140.00, and (E) during calendar year 2000 and thereafter at the per annum rate of $150.00, and
(ii) compounding such dividends on each calendar year end until paid (or through any date on which such dividends are to be paid) at the per annum dividend rate for such year.

      2.   Preference on Liquidation.

      (a) In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Redeemable Preferred Stock shall be entitled to receive in cash and prior and in preference to any distribution of any assets, capital, surplus or earnings of the Corporation to the holders of any other capital stock of the Corporation (including the Convertible Preferred Stock and the Common Stock), the amount of $1,000.00 per share for each share of Redeemable Preferred Stock then held by them (adjusted for any stock split, combination, consolidation, or stock distributions or stock dividends with respect to such shares) together with all accrued but unpaid cumulative dividends on the Redeemable Preferred Stock (the "Liquidation Preference Amount"). If the assets and funds thus distributed among the holders of the Redeemable Preferred Stock shall be insufficient to permit the payment to such holders of the full Liquidation Preference Amount then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Redeemable Preferred Stock.

      (b) The following shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section B.2 (with each such event being referred to herein as a "Corporate Disposition"): (i) a consolidation or merger of this Corporation with or into any other corporation or corporations (other than a wholly-owned subsidiary or in connection with an acquisition permitted under the Debenture Purchase Agreement); (ii) the sale, transfer or other disposition of all or substantially all of the assets of this Corporation; or (iii) the effectuation by the Corporation or its shareholders of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of (other than as permitted under the Debenture Purchase Agreement).

      3.   Redemption.

      (a) Mandatory Redemption. The Corporation shall redeem all of the shares of Redeemable Preferred Stock then outstanding on December 19, 2000. On or prior to June 30, 1999, the Corporation shall give written notice by mail, postage prepaid, to the holders of the then outstanding Redeemable Preferred Stock at the address of each such holder appearing on the books of the Corporation or given by such holder to the Corporation for the purpose of notice. Such notice shall set forth the date specified for redemption (December 19, 2000) and the Redemption Price (which shall be the Liquidation Preference Amount). The notice shall further call upon such holders to surrender to the Corporation on or before the applicable redemption date at the place designated in the notice such holder's certificate or certificates representing the shares to be redeemed on December 19, 2000 (the "RPF Redemption Date") or an indemnification and loss certificate. On or before the applicable RPF Redemption Date, each holder of shares of Redeemable Preferred Stock called for redemption shall surrender the certificate evidencing such shares, or such indemnification and loss certificate, to the Corporation. At such time, the Corporation shall pay to each of the holders of Redeemable Preferred Stock a per share cash price equal to the Redemption Price.

      (b) Optional Redemption. The Corporation may, in its sole discretion, at any time after December 19, 1997, redeem all of the shares of Redeemable Preferred Stock then outstanding. The Corporation shall give the holders of the then outstanding Redeemable Preferred Stock not less than sixty (60) days prior written notice by mail, postage prepaid, at the address of each such holder appearing on the books of the Corporation or given by such holder to the Corporation for the purpose of such notice. Such notice shall set forth the date specified for redemption (the "Optional Redemption Date") and the Redemption Price (which shall be the Liquidation Preference Amount). The notice shall further call upon such holders to surrender to the Corporation on or before the Optional Redemption Date at the place designated in the notice such holder's certificate or certificates representing the shares to be redeemed on the Optional Redemption Date or an indemnification and loss certificate. On or before the applicable Optional Redemption Date, each holder of shares of Redeemable Preferred Stock called for redemption shall surrender the certificate evidencing such shares, or such indemnification and loss certificate, to the Corporation. At such time, the Corporation shall pay to each of the holders of Redeemable Preferred Stock a per share cash price equal to the Redemption Price.

      (c) Termination of Rights. From and after any applicable RPF Redemption Date or Optional Redemption Date, unless there shall have been a default in payment or tender by the Corporation of the Redemption Price, all rights of the holders with respect to such redeemed shares of Redeemable Preferred Stock (except the right to receive the Redemption Price upon surrender of their certificate) shall cease and such shares shall not thereafter be transferred on the books of this Corporation or be deemed to be outstanding for any purpose whatsoever.

      (d) Insufficient Funds. If the funds of the Corporation legally available for redemption of shares of Redeemable Preferred Stock on the applicable RPF Redemption Date or Optional Redemption Date are insufficient to redeem the total number of shares of Redeemable Preferred Stock on such redemption date, the Corporation shall use those funds which are legally available to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Redeemable Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on the applicable RPF Redemption Date or Optional Redemption Date, but which it has not redeemed, at the Redemption Price together with any accrued interest thereon as provided below. If any shares of Redeemable Preferred Stock are not redeemed for the foregoing reason or because the Corporation otherwise failed to pay or tender to pay the aggregate Redemption Price on all outstanding shares of Redeemable Preferred Stock, all shares which have not been redeemed shall remain outstanding and entitled to all the rights and preferences provided herein, and the Corporation shall pay interest on the unpaid portion of the Redemption Price for the unredeemed portion at an aggregate per annum rate equal to twenty percent (20%) or the maximum rate permitted by applicable law, whichever is less.

      4.   Voting.   Except as required by law, the shares of the
Redeemable Preferred Stock shall not have any voting rights or powers.

      5. No Reissuance of Redeemable Preferred Stock. No share or shares of the Redeemable Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired, and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Redeemable Preferred Stock accordingly.



      5. The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

      NONE



      6. Other lawful provisions, if any, for the conduct and regulation of the business affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

      Any amendment of the Articles of Organization of this corporation, other than amendments which would have been governed by Section 70 of Chapter 156B of the General Laws, as the same exists on the date of adoption of this amendment of the Articles, shall require the affirmative vote of two-thirds of the shares of each class of stock of this corporation outstanding and entitled to vote thereon.

      Any sale, lease, or exchange of all or substantially all of the property and assets, including good will, of this corporation shall require the affirmative vote of two-thirds of the shares of each class of stock of this corporation outstanding and entitled to vote thereon; provided, however, that the mortgage or pledge of, or granting a security interest in, all or substantially all the property and assets of the corporation, including good will, shall not require the authorization or consent of stockholders.

      Any agreement of merger or consolidation to which this corporation is a party which would have been governed by Section 78 or 79 of said Chapter 156B, as they exist on the date of the adoption of this amendment, shall require the affirmative vote of two-thirds of the shares of each class of stock of this corporation outstanding and entitled to vote thereon; provided, however, that no stockholder approval by this corporation shall be required of any agreement of merger under which this corporation is the surviving corporation if the conditions set forth in
Section 78(c)(2) of said Chapter 156B, as it exists on the date of adoption of this amendment, are satisfied.

      The foregoing Sections 70, 78 and 79 of said Chapter 156B, as they exist on the date of adoption of this amendment, are attached as exhibits A, B and C, respectively.

      Vote Required for Certain Business Combinations

      A. In addition to any affirmative vote required by law or these Articles of Organization, and except as otherwise expressly provided in Paragraph B of this Provision:

      (i) any merger or consolidation of the corporation or any subsidiary (as hereinafter defined) with (a) an Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as such term is hereinafter defined) of an Interested Stockholder; or

      (ii) any sale, lease, exchange, mortgage, pledge, grant of a security interest, transfer or other disposition (in one transaction or a series of transactions) to or with (a) an Interested Stockholder or (b) or any other person (whether or not itself an Interested Stockholder) which is, or after such sale, lease, exchange, mortgage, pledge, grant of security interest, transfer or other disposition would be, an Affiliate of an Interested Stockholder, directly or indirectly, of substantially all of the assets of the corporation (including, without limitation, any voting securities of a Subsidiary) or any Subsidiary; or

      (iii) the issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary, or both, to (a) an Interested Stockholder or (b) any other person (whether or not itself an Interested Stockholder) which is, or after such issuance or transfer would be, an Affiliate of an Interested Stockholder in exchange for cash, securities or other property (or a combination thereof); or

      (iv) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of an Interested Stockholder; or

      (v) any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any Subsidiary directly or indirectly beneficially owned by (a) an Interested Stockholder or (b) any other person (whether or not itself an Interested Stockholder) which is, or after such reclassification, recapitalization, merger or consolidation or other transaction would be, an Affiliate of an Interested Stockholder; shall not be consummated unless such consummation shall have been approved by the affirmative vote of the holders of at least eighty (80%) percent of the combined voting power of the then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, in these Articles of Organization or in any agreement with any national securities exchange or otherwise.

      B. The provisions of Paragraph A of this Provision shall not be applicable to any particular Business Combination (as hereinafter defined) and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Articles of Organization, if the Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined) or all of the following conditions shall have been met:

      (i) The transaction constituting the Business Combination shall provide for a consideration to be received by all holders of Common Stock in exchange for all their shares of Common Stock, and the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

      (a) (if applicable) the highest per-share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common Stock beneficially owned by an Interested Stockholder (I) within the two-year period immediately prior to the Announcement Date (as hereinafter defined), (II) within the two-year period immediately prior to the Determination Date (as hereinafter defined) or (III) in the transaction in which it became an Interested Stockholder, whichever is highest; or

      (b) the Fair Market Value per share of Common Stock on the Announcement Date or on the Determination Date, whichever is higher;

      (ii) If the transaction constituting the Business Combination shall provide for a consideration to be received by holders of any class or series of outstanding Voting Stock other than Common Stock, the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of such class or series of Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph 2 shall be required to be met with respect to every class or series of outstanding Voting Stock, whether or not an Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

      (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class or series of Voting Stock beneficially owned by an Interested Stockholder (I) within the two-year period immediately prior to the Announcement Date, (II) within the two-year period immediately prior to the Determination Date, or (III) in the transaction in which it became an Interested Stockholder, whichever is highest; or

      (b) the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or the Determination Date, whichever is higher; or

      (c) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation;

      (iii) The consideration to be received by holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid in order to acquire shares of such class or series of Voting Stock which are beneficially owned by an Interested Stockholder and, if an Interested Stockholder beneficially owns shares of any class or series of Voting Stock which were acquired with varying forms of consideration, the form of consideration for such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock beneficially owned by it. The price determination in accordance with subparagraph 1 and 2 of this paragraph shall be subject to appropriate adjustment in the event of any recapitalization, stock dividend, stock split, combination of shares or similar event;

      (iv) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination:

      (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor the full amount of any dividends (whether or not cumulative) payable on any outstanding preferred stock;

      (b) there shall have been (I) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock) other than as approved by a majority of the Continuing Directors and (II) an increase in such annual rate of dividends as necessary to prevent any such reduction in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; or

      (c) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock at a price lower than that paid in the transaction in which it became an Interested Stockholder.

      (v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance of any tax credits or other tax advantages provided the corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

      (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such act, rules or regulations) shall be mailed to the stockholders of the corporation, no later than the earlier of (a) (30) days prior to any vote on the proposed Business Combination or (b) if no vote on such Business Combination is required,
(60) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). Such proxy statement shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or lack of fairness) of the terms of such Business Combination, from the point of view of the holder of Voting Stock other than an Interested Stockholder (such investment banking firm to be selected by a majority of the Continuing Directors, to be furnished with all information it reasonably requests and to be paid a reasonable fee for its services upon receipt by the corporation of such opinion).

      C.   For the purposes of this Provision:

      (i) "Business Combination" shall mean any transaction which is referred to in any one or more of subparagraphs (i) through (v) of Paragraph A of this Provision.

      (ii) "Voting Stock" shall mean stock of all classes and series of the corporation entitled to vote generally in the election of directors.

      (iii) "Person" shall mean any individual, firm, trust, partnership, association, corporation or other entity.

      (iv) "Interested Stockholder" shall mean any person (other than the corporation or any subsidiary) who or which:

      (a) is the beneficial owner, directly or indirectly, of more than twenty-five percent (25%) of the combined voting power of the then outstanding Voting Stock; or

      (b) is an Affiliate of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than twenty-five percent (25%) of the combined voting power of the then outstanding Voting Stock; or

      (c) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, unless such assignment or succession shall have occurred pursuant to a Public Transaction (as hereinafter defined) or any series of transactions involving a Public Transaction.

      For the purposes of determining whether a person is an Interested Stockholder, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph 6 below but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or option, or otherwise.

      (v) "Public Transaction" shall mean any (a) purchase of shares offered pursuant to an effective registration statement under the Securities Act of 1933 or (b) open-market purchase of shares on a national securities exchange if, in either such case, the price and other terms of sale are not negotiated by the purchaser and the seller of the beneficial interest in the shares.

      (vi)   A person shall be a "beneficial owner" of any Voting Stock:

      (a) which such person or any of its Affiliates beneficially owns, directly or indirectly; or

      (b) which such person or any of its Affiliates has (I) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise or (II) the right to vote or to direct the voting thereof pursuant to any agreement, arrangement or understanding; or

      (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

      (vii) "Affiliate" shall have the meaning ascribed to such term in Rule 12B-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on December 12, 1986.

      (viii) "Subsidiary" shall mean any corporation of which a majority of any class of equity security (as defined in the Rule 3a11.1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on December 12, 1986) is owned, directly or indirectly, by the corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in subparagraph 4, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the corporation.

      (ix) "Continuing Director" shall mean any member of the Board of Directors of the corporation who is unaffiliated with, and not a nominee of, an Interested Stockholder and was a member of the Board prior to the time that such Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director who is unaffiliated with, and not a nominee of, an Interested Stockholder and is recommended to succeed a Continuing director by a majority of Continuing Directors then on the Board.

      (x) "Announcement Date" shall mean the date of the first public announcement of the proposed Business Combination.

      (xi) "Determination Date" shall mean the date on which an Interested Stockholder became an Interested Stockholder.

      (xii) "Fair Market Value" shall mean: (a) in the case of stock, the highest closing sale price during the (30)-day period immediately preceding the date in question of a share of such stock on the National Market System of the National Association of Securities Dealers Automated Quotation System or any system then in use on any national securities exchange or automated quotation system, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.

      D. A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Provision, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Provision, including, without limitation,
(a) whether a person is an Interested Stockholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate of another, (d) whether the requirements of Paragraph B of this Provision have been met and (e) such other matters with respect to which a determination is required under this Provision. The good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all purposes of this Provision.

      E. Nothing contained in this Provision shall be construed to relieve an Interested Stockholder of any fiduciary obligation imposed by law.

      F. Notwithstanding any other provisions of these Articles of Organization or the By-laws of the corporation or the fact that a lesser percentage may be specified by law, these Articles of Organization or the By-laws of the corporation, the affirmative vote of the holders of at least eighty (80%) percent of the combined voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, alter, adopt any provision inconsistent with or repeal this Provision.

      Classified Board of Directors

      A. The Directors of the corporation shall be divided into three classes: Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the whole number of the Board of Directors. If the number of Directors is not evenly divisible by three, the Board of Directors shall determine the number of Directors to be elected initially into each class. In the election of Directors at the 1987 Annual Meeting of the Stockholders, the Class I Directors shall be elected to hold office for a term to expire at the first annual meeting of the stockholders thereafter; the Class II Directors shall be elected to hold office for a term to expire with the second annual meeting of the stockholders thereafter; and the Class III Directors shall be elected to hold office for a term to expire at the third annual meeting of the stockholders thereafter, and in the case of each class, until their respective successors are duly elected and qualified. At each annual election held after the 1987 Annual Meeting of the Stockholders, the Directors elected to succeed those whose terms expire shall be identified as being of the same class as the Directors they succeed and shall be elected to hold office for a term to expire at the third annual meeting of the stockholders after their election, and until their respective successors are duly elected and qualified. If the number of Directors changes, any increase or decrease in Directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible, and any additional Director elected to any class shall hold office for a term which shall coincide with the terms of the other Directors in such class and until his successor is duly elected and qualified.

      B. Notwithstanding any other provisions of these Articles of Organization or the by-laws of the corporation or the fact that a lesser percentage may be specified by law, these Articles of Organization or the by-laws of the corporation, the affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of the outstanding Voting Stock (as defined in Article VI of these Articles of Organization), voting together as a single class, shall be required to amend, alter, adopt any provision inconsistent with or to repeal this provision.

      No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any statutory provision or other law imposing such liability, except for liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section sixty-one or sixty-two of Chapter 156B of the Massachusetts General Laws, or (iv) for any transaction from which the director derived an improper personal benefit.

      7. The first meeting of the incorporators was duly held on the 20th day of March, 1969 at which by-laws of the corporation were duly adopted and at which the initial directors, president, treasurer and clerk, whose names are set out below, were duly elected.

      8. The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.

      a. The post office address of the initial principal office of the corporation in Massachusetts is Suite 440, Two Center Plaza, Boston, Massachusetts 02108

      b. The name, residence, and post office address of each of the initial directors and the following officers of the corporation elected at the first meeting are as follows:

                                                        POST OFFICE
              NAME                RESIDENCE             ADDRESS

President:    Walter Weeton       42 Newbury Park       42 Newbury Park
                                  Needham, Mass.        Needham, Mass.

Treasurer:    Theodore Sapino     21 Hiram Road         21 Hiram Road
                                  Framingham, Mass.     Framingham, Mass.

Clerk:        Barry M. Levin      89 Loker Street       89 Loker Street
                                  Wayland, Mass.        Wayland, Mass.

Directors:    Walter Weeton       42 Newbury Park       42 Newbury Park
                                  Needham, Mass.        Needham, Mass.

              David Shansky       Moccasin Hill         Moccasin Hill
                                  Lincoln, Mass.        Lincoln, Mass.

              Theodore Sapino     21 Hiram Road         21 Hiram Road
                                  Framingham, Mass.     Framingham, Mass.

              Albert Eng          51 Cutler Lane        51 Cutler Lane
                                  Brookline, Mass.      Brookline, Mass.


      c.   The date initially adopted on which the corporation's fiscal
year ends is as follows:       December 31st

      d. The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is the third Wednesday of March

      e.   The name and business address of the resident agent, if any, of
the corporation is:        NONE


EXHIBIT A

      [SECTION] 70.  Amendments Requiring Majority Vote

      A corporation may authorize, at a meeting duly called for the purpose, an amendment of its articles of organization, by vote of a majority of each class of stock outstanding and entitled to vote thereon effecting any one or more of the following:

      (a) an increase or a reduction of its capital stock of any class then authorized;

      (b) a change of the par value of its authorized shares with par value or any class thereof;

      (c) a change of its authorized shares with par value or any class thereof into any number of shares without par value, or the exchange thereof pro rata for any member of shares without par value;

      (d) a change of its authorized shares without par value or any class thereof into a greater or lesser number of shares without par value, or the exchange thereof pro rata for a greater or lesser number of shares without par value;

      (e) a change of its authorized shares with par value or any class thereof into a greater or lesser number of shares with par value, or the exchange thereof pro rata for a greater or lesser number of shares with par value;

      (f) a change of its authorized shares without par value or any class thereof into any number of shares with par value, or the exchange thereof pro rata for any number of shares with par value;

      (g)   a change of its corporate name.

      Any reference in this section to any change with respect to authorized shares shall be deemed to refer to and include both the unissued and the outstanding shares; provided, however, that any change which impairs or diminishes the preferences, voting powers, restrictions (including restrictions on transfer), qualifications, special or relative rights or privileges of any outstanding shares may be authorized only in accordance with the provisions of section seventy-one. The aggregate par value of shares becoming outstanding by virtue of any change or exchange effected pursuant to the provisions of this section or of section seventy-one shall not exceed the amount of capital shown on the balance sheet of the corporation with respect to the outstanding shares so changed or exchanged, plus the amount of any surplus which shall be appropriated to capital in connection with such change or exchange. (1964, 723, [SECTION] 1.)

      [SECTION] 78.  Consolidation or Merger

      (a) Any two or more corporations may consolidate to form a new corporation, or may merge into a single corporation, which may be any one of the constituent corporations, in the manner specified in this section.

      (b) Such corporation as desire to consolidate or merge shall enter into an agreement of consolidation or merger signed by the president or a vice president and the treasurer or an assistant treasurer under the corporate seals of the respective corporations, which shall set forth:

      (1) The names of the corporations proposing to consolidate or merge and the name of the resulting or surviving corporation;

      (2)   The purposes of the resulting or surviving corporation;

      (3) The total number of shares and the par value, if any, of each class of stock which the resulting or surviving corporation is authorized to issue;

      (4) If more than one class of stock is to be authorized at the effective date of the agreement, a description of each class, with the preferences, voting powers, qualifications, special or relative rights or privileges as to each class and any series thereof then established;

      (5)   The terms and conditions of the consolidation or merger;

      (6) The manner of converting the shares of each of the constituent corporations into shares or securities of the resulting or surviving corporations, or the cash or other consideration to be paid or delivered in exchange for shares of each constituent corporation; provided, however, that the aggregate par value of the shares with a par value of the resulting or surviving corporation plus the aggregate principal amount of any securities representing indebtedness of the surviving or resulting corporation substituted upon conversion for previously issued and outstanding shares of the constituent corporation shall not exceed the aggregate value of the assets less the aggregate amount of the liabilities of the constituent corporations; and

      (7) The manner of fixing the effective date of the consolidation or merger, which may be the date of filing the articles of consolidation or articles of merger with the state secretary pursuant to subsection (d), or any specified date not more than thirty days after such filing.

      The agreement of consolidation or merger may contain such other provisions as are permitted by section thirteen of this chapter to be included in the articles of organization of a corporation, together with any provisions deemed necessary or desirable in connection with the consolidation or merger, including without limitation a provision permitting the abandonment thereof, which are not inconsistent with the provisions of this chapter.

      (c)(1)   Except as provided in paragraph (2) of this subsection:

            (i) The agreement of consolidation of merger shall be submitted to the stockholders of each constituent corporation at a meeting thereof called for the purpose of considering and acting upon the same.

            (ii) Notice of the time, place and purposes of such meeting shall be given to each stockholder of record, whether or not entitled to vote thereat, of each such corporation in the manner provided in section thirty-six but at least thirty days prior to the date of such meeting.

            (iii) Subject to the provisions of section eight, the vote of two-thirds of the shares of each class of stock of each constituent corporation outstanding and entitled to vote on the question, or, if the articles of organization so provide, the vote of a lesser proportion but not less than a majority of each class of stock of each constituent corporation outstanding and entitled to vote on the question, shall be necessary for the approval of such agreement. For this purpose, if any such agreement would adversely affect the rights of any class of stock of either constituent corporation, the vote in the proportion provided for in this section of the shares of such class then outstanding, voting separately, shall also be necessary to authorize such agreement. Any series of a class which is adversely affected in a manner different from other series of the same class shall, together with any other series of the same class adversely affected in the same manner, be treated as a separate class.

      (2) Unless required by its articles of organization, the agreement of merger need not be submitted to the stockholders of a constituent corporation surviving the merger but may be approved by vote of its directors if:

           (i) The agreement of merger does not change the name, the amount of shares authorized of any class of stock or other provisions of the articles of organization of such corporation;

            (ii) The authorized unissued shares or shares held in the treasury of such corporation of any class of stock of such corporation to be issued or delivered pursuant to the agreement of merger do not exceed fifteen per centum of the shares of such corporation of the same class outstanding immediately prior to the effective date of the merger; and

            (iii) The issue by vote of the directors of any unissued stock to be issued pursuant to the agreement of merger has been authorized in accordance with section twenty-one.

      (d) Unless such agreement to consolidate or merge is abandoned pursuant to provisions contained therein: (1) an original or attested copy thereof shall be kept in the commonwealth by the resulting or surviving corporation in one of the offices specified in section thirty-two for inspection by any of its stockholders or by any person who was a stockholder of any constituent corporation; (2) the resulting or surviving corporation shall furnish a copy of the agreement of consolidation or merger to any such stockholder or person upon written request and without charge; (3) articles of consolidation or merger shall be submitted to the state secretary which shall set forth the due adoption of an agreement of consolidation or merger in accordance with subsection (b) and (c) and shall state: (i) the names of the constituent corporations and the name of the resulting or surviving corporation, (ii) the effective date of the consolidation or merger determined pursuant to the agreement of consolidation or merger, (iii) any amendment to the articles of organization of the surviving corporation to be effected pursuant to the agreement or merger or the following information in respect of the resulting corporation:

      (a)   the purposes of the resulting corporation;

      (b) the total number of shares and the par value, if any, of each class of stock which the resulting corporation is authorized to issue;

      (c) if more than one class of stock is to be authorized, a description of each class, with the preferences, voting powers, qualifications, special or relative rights or privileges as to each class and any series thereof then established; and

      (d) such other provisions as are permitted by section thirteen to be included in the articles of organization of a corporation and are contained in the agreement of consolidation; and (iv) that the resulting or surviving corporation will furnish a copy of the agreement of consolidation or merger to any of its stockholders or to any person who was a stockholder of any constituent corporation upon written request and without charge. Such articles of consolidation or merger shall be signed by the president or a vice president and the clerk or an assistant clerk of each constituent corporation, who shall state under the penalties of perjury that the agreement of consolidation or merger has been duly executed on behalf of such corporation and has been approved in the manner required by this section by the stockholders of such corporation or, if permitted under subsection (c), by the directors of such corporation. (Amended by 1980, 363, [SECTION] 1, approved July 3, 1980, effective 90 days thereafter.)

      The form on which articles of consolidation or merger are filed shall also contain the following information which shall not for any purpose be treated as a permanent part of the articles of organization of the resulting or surviving corporation:

      (1) The post office address of the initial principal office of the resulting or surviving corporation in the commonwealth;

      (2) the name, residence and post office address of each of the initial directors and president, treasurer and clerk of the resulting or surviving corporation;

      (3) the fiscal year of the resulting or surviving corporation initially adopted;

      (4) the date initially fixed in the by-laws for the annual meeting of shareholders of the resulting or surviving corporation.

      The consolidation or merger shall become effective when the articles of consolidation or merger are filed in accordance with section six, unless said articles specify a later effective date not more than thirty days after such filing, in which event the consolidation or merger shall become effective on such later date.

      (e) The resulting or surviving corporation shall file a copy of the articles of consolidation or merger certified by the state secretary in the registry of deeds in each district within the commonwealth in which real property of any constituent corporation is situated, or in lieu of such certified copy a certificate issued pursuant to section eighty-four, except that no filing need be made with respect to real property of a constituent corporation which is the surviving corporation of a merger. (Amended by 1980, 245, [SECTION] 1, approved June 6, 1980, effective 90 days thereafter.)

      [SECTION] 79.  Consolidation or Merger With Foreign Corporation

      (a) Any one or more corporations may consolidate or merge with one or more other corporations organized under the laws of any other state or states of the United States, if the laws of such other state or states permit. The constituent corporations may consolidate to form a new corporation, which may be a corporation of the state under the laws of which any one of the constituent corporations is organized, or they may merge into a single corporation, which may be any one of the constituent corporations.

      (b) Such corporations as desire to consolidate or merge shall enter in an agreement of consolidation or merger which shall specify the state under the laws of which the resulting or surviving corporation is organized. If the resulting or surviving corporation is to be a Massachusetts corporation such agreement of consolidation or merger shall comply with the provisions of section seventy-eight, and if the resulting or surviving corporation is to be governed by the laws of another state the agreement of consolidation or merger shall comply with the applicable provisions of the laws of such other state. If the resulting or surviving corporation is to be governed by the laws of another state, the resulting or surviving corporation shall agree that it may be sued in this commonwealth for any prior obligation of any constituent domestic corporation, any prior obligation of any constituent foreign corporation qualified under chapter one hundred and eighty-one, and any obligation thereafter incurred by the resulting or surviving corporation, including the obligation created by section eighty-five, so long as any liability remains outstanding against the corporation in this commonwealth, and it shall irrevocably appoint the state secretary as its agent to accept service of process in any action for the enforcement of any such obligation, including taxes in the same manner as provided in chapter one hundred and eighty-one.

      (c) The agreement of consolidation or merger shall be adopted by each of the constituent corporations in accordance with the laws of the state under which it is organized, and in the case of a Massachusetts corporation in the manner provided in section seventy-eight. Unless such agreement is abandoned pursuant to provisions contained therein: (1) an original or attested copy thereof shall be kept in the commonwealth by the resulting or surviving corporation in one of the offices specified in section thirty-two if the resulting or surviving corporation is to be a Massachusetts corporation, or if said corporation is to be governed by the laws of another state, wherever the records of meetings of its stockholders are required or permitted by such laws to be kept, and shall be made available at said location for inspection by any stockholder of the resulting or surviving corporation or any person who was a stockholder of any constituent corporation; (2) the resulting or surviving corporation shall furnish a copy of the agreement of consolidation or merger to any such stockholder or person upon written request and without charge; (3) articles of consolidation or merger shall be submitted to the state secretary, which shall set forth the information required by clauses (i) to (iv), inclusive, of paragraph 3 of subsection (d) of section seventy-eight, and shall be signed by the president or a vice president and the clerk or an assistant clerk of each constituent corporation, or, in the case of a corporation organized under the laws of another state, by officers having corresponding powers and duties, who shall make affidavit or state under the penalties of perjury (i) in the case of each constituent corporation not organized under the laws of Massachusetts, that the agreement has been duly adopted under the laws of the state under which such constituent corporation is organized, and (ii) in the case of each constituent corporation organized under the laws of Massachusetts, that the agreement has been duly executed by the officers and has been approved in the manner required by section seventy-eight by the stockholders of such corporation or, if permitted under subsection (c) of section seventy-eight, by the directors of such corporation. If the resulting or surviving corporation is to be governed by the laws of Massachusetts, the form on which articles of consolidation or merger are filed shall contain the further information required by subsection (d) of section seventy-eight in the case of articles of consolidation or merger filed thereunder, which as set forth in said subsection (d) shall not for any purpose be treated as a permanent part of the articles of organization of the resulting or surviving corporation. The consolidation or merger shall become effective when the articles of consolidation or merger are filed in accordance with section six, unless said articles specify a later effective date not more than thirty days after such filing, in which event the consolidation or merger shall become effective on such later date. (Amended by 1980, 365, [SECTION] 2, approved July 3, 1980, effective 90 days thereafter.)

      (d) The resulting or surviving corporation shall file a copy of the articles of consolidation or merger certified by the state secretary in the registry of deeds in each district within the commonwealth in which real property of any constituent corporation is situated, or in lieu of such certified copy a certificate issued pursuant to section eighty-four, except that no filing need be made with respect to real property of a constituent corporation which is the surviving corporation of a merger. (Amended by 1980, 245, [SECTION] 2, approved June 6, 1980, effective 90 days thereafter.)